EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this joint proxy statement/prospectus.

                                          /s/ Arthur Andersen LLP
                                          ------------------------------------
                                          ARTHUR ANDERSEN LLP

Los Angeles, California
May 19, 1998